EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert E. Farrell, Jr., Senior Vice President of Finance and Chief Accounting Officer of Morphic Holding, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.

the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2020	/s/ Robert E. Farrell, Jr.
Robert E. Farrell, Jr., CPA
Senior Vice President of Finance and Chief Accounting Officer (Principal Accounting and Financial Officer)

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